EXHIBIT 10.2

INTERNATIONAL EXCLUSIVE DISTRIBUTION

AND PROMOTION AGREEMENT

This agreement, made and entered into this 27 day of June, 2009, by and between:

A.

CAFÉ CENTRO BRAZIL DI WURZBURGER VITTORIO & C. S.a.s. a company incorporated under the laws of Italy, with registered office in Strada privata F. Graziano n.16, 80022 Arzano (NA) Italy, hereby represented by Mr. Giovanni Wurzburger duly empowered to sign this agreement (hereinafter referred to as the "Supplier"); and

B.

SIZEGENIC HOLDINGS LIMITED ( included all its subsidiary companies ) a company incorporated under the laws of British Virgin Islands with registered office in Portcullis TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands, hereby represented by Mr. Cheung Ming, duly empowered to sign this agreement (hereinafter referred to as the "Distributor")

WHEREAS,

a.

Supplier is engaged in the business of coffee roasting, packaging and distribution, and is currently manufacturing and distributing certain products described in Exhibit A to this Agreement (the “Products”);

b.

Supplier is the legitimate holder of all the intellectual property rights on the mark “Caffè Kenon L’oro di Napoli” as described in Exhibit A attached hereto (the “Trademark”);

NOW, THEREFORE

in consideration of mutual promises hereinafter set forth, it is agreed by and between the parties as follows:

(The “Agreement”)

1.

Appointment. For and during the term, and subject to the provisions and conditions of this agreement (the “Agreement”) Supplier:

1.1.

appoints Distributor as Supplier's sole direct distributor of the products listed in Exhibit A attached hereto (the “Products”) in the territory indicated in Exhibit B attached hereto (the “Territory”). Distributor agrees to purchase from Supplier and Supplier agrees to supply to

Distributor for resale of the Products within the Territory. Provided that Supplier is able, in a timely manner, to supply all of the requirements of Distributor for resale of Products within the Territory, Distributor shall not purchase or otherwise acquire, nor shall Distributor permit any Affiliate of Distributor to purchase or otherwise acquire, Products for resale in the Territory other than from Supplier;

1.2.

grants to Distributor an exclusive license to use the Trademark in business operations within the Territory. This license shall include the right to use the trader as name of the shops under Distributor’s;

2.

Distributor’s obligations.

2.1.

Distributor will maintain such suitable place or places of business and to employ such personnel and sales organization, at Distributor's sole expense, as may reasonably be required to successfully promote the sale of the Products in the Territory. Distributor shall, at all times, (a) use its best efforts to promote the sale of the Products in the Territory; (b) maintain adequate stocks of the Products to display and demonstrate all the Products and to fill orders within the Territory; (c) maintain, such facilities as would be appropriate under the circumstances in order to operate a first-class distributorship for the Products; and (d) comply with all distribution policies of general application established from time to time by Supplier.

2.2.

Distributor shall comply with all export, import, and customs laws and regulations applicable in the Territory including, but not limited to, any requirements that this Agreement or any other document in connection herewith be registered with or approved by any governmental authority in order to effectuate the purposes of this Agreement.

3.

Competitive Goods. Provided that Supplier is able, in a timely manner, to supply all of the requirements of Distributor for resale of Products within the Territory, during the term of this Agreement, Distributor shall not manufacture, market, distribute, advertise for sale, sell, or otherwise deal in any product that is comparable to, competitive with, or could serve as a substitute for, any of the Products, nor shall Distributor permit any Affiliate of Distributor to engage any such activity in the shop.

4.

Pricing and conditions of payment. Except as otherwise agreed in writing by the parties, all Purchase Orders placed by Distributor, all sales of Products to Distributor, and all related transactions between the parties as contemplated hereunder shall be subject to, and governed by, the Terms and Conditions listed in Exhibit C attached hereunder. The initial pricing schedule set forth in Exhibit C shall be valid for at least one year from the date of this Agreement, as long as the Product’s cost to Supplier will not increase more than 20%, in which case the price will be adjusted consequently. Conditions of sale of the Products from Seller to Distributor shall be EXW (EX WORKS) ARZANO, Italy.. Accordingly Distributor shall solely be responsible for and support all costs and expenses arising out of the occurrence of any risks of damage, destruction, or loss, of all quantities of Products from the time Seller has delivered the goods to Arzano (NA), Italy;

5.

Performance Standard: Beginning on the date which is one year from the date of execution of this Agreement, Distributor agrees to purchase from Supplier and resell in the Territory each of the monthly minimum volumes of Products set forth in Exhibit D attached hereto. Distributor's failure to satisfy any one or more of the minimum sales volumes set forth in Exhibit D shall entitle Supplier, at its sole option and discretion, either to (i) cancel this Agreement and Distributor's appointment hereunder for cause or (ii) appoint one or more additional distributors of the Products in the Territory. The rights and remedies of Supplier under this Section are in addition to, and cumulative with, the rights and remedies of Supplier under applicable law or arising elsewhere in this Agreement.

6.

Import Laws. Distributor will have to comply with all export, import, and customs laws and regulations applicable in the Territory, including but not limited to any requirements that this Agreement or any other document in connection herewith be registered with or approved by any governmental authority in order to effectuate the purposes of this Agreement.

7.

Term. The term of this Agreement shall commence upon the date first above written and shall continue in effect until the termination thereof 10 (ten) years after such date; provided, however, this Agreement and Distributor's appointment may be cancelled before the end of the term as set forth below.

8.

Cancellation in Absence of Breach. Either party hereto may cancel this Agreement at any time before the end of the term, effective immediately, by giving notice in writing to the other party, should the other party file a petition of any type as to its bankruptcy, be declared bankrupt, become insolvent, admit in writing its inability to pay its debts as they become due, make an assignment for the benefit of creditors, go into liquidation, receivership, or custodianship of its assets or business, or otherwise lose legal control of its business or should the other party or a substantial part of its business come under the Control of a third party.

9.

Cancellation for Cause. Either party may cancel this Agreement before the end of the term, effective immediately, by giving notice in writing to the other party, should the other party fail or refuse to perform, fulfill, or comply with any provision of this Agreement, including but not limited to (a) any failure by Distributor to make all payments to Supplier and otherwise comply with the terms of this Agreement or (b) any failure by Distributor to perform any of its other obligations under this Agreement in a timely manner.

10.

Assignment.  Distributor shall not assign, delegate, or otherwise transfer any right or obligation arising under this Agreement, and any such purported assignment, delegation, transfer, or attempt to assign, delegate, or transfer any right or obligation hereunder, without the prior written consent of Supplier, shall be null, void, and of no effect.

11.

Dispute Resolution. all disputes, differences, controversies, or claims arising out of or relating to this Agreement, or the validity, interpretation, breach, violation, or termination thereof, shall be finally and solely determined and settled by the Courts of Naples (Italy)

12.

Governing Law.  This Agreement and its formation, operation, and performance shall be governed, construed, performed, and enforced in accordance with the internal laws of Italy, without giving effect to any choice of law principle that could result in the application of the laws of any other jurisdiction. Without limiting the generality of the foregoing, the United Nations Convention on Contracts for the International Sale of Goods (CISG) shall not apply to this Agreement or to any of the transactions contemplated by this Agreement.

IN WITNESS WHEREOF,

The parties have caused this Agreement to be executed to take effect on the date first stated above:

SUPPLIER

/s/ Giovanni Wurzburger

___________________________

Signature

Officer Name: Mr. Giovanni Wurzburger

Title: Director/Sales Manager

Date: 25 June 2009

DISTRIBUTOR

/s/ Cheung Ming

___________________________

Signature

 Officer Name: Mr. Cheung Ming

Title: Director/CEO

Date: 25 June 2009

The parties read and hereby expressly accept, according to the provisions of the Italian Civil Code the following articles of this Agreement: 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12.

SUPPLIER

/s/ Giovanni Wurzburger

___________________________

Signature

Officer Name: Mr. Giovanni Wurzburger

Title: Director/Sales Manager

Date: 25 June 2009

DISTRIBUTOR

/s/ Cheung Ming

___________________________

Signature

Officer Name: Mr. Cheung Ming

Title: Director/CEO

Date: 25 June 2009

EXHIBIT A

PRODUCTS and TRADEMARK

Agreement between Café Centro Brasil S.A.S. and Sizegenic Holdings Limited made on June 25, 2009

The following items comprise the "Products" (as defined in the foregoing Agreement), as of the date of this Agreement and continuing until this Exhibit A is amended in a writing signed by both parties:

Exhibit A – Products included the following coffee products manufactured for sale and promotion by Café Centro and agree to sell to Sizegenic

1.

Miscela Cream Moka.

2.

Miscela Cream Bar

3.

Miscela Max Bar

4.

Miscela Supermax Bar

5.

Miscela Karamell 100% Arabica

6.

Miscela Napoletano Dok

7.

Caffe Decaffeinate

8.

Bustine sottovuoto. Gr 250

9.

Bustine sottovuoto 100% arabica Gr 250

10.

Lattine sottovuoto gr. 500

11.

Creama di nocciola

12.

Cremino

13.

Kit cialde da N.150 caffe completi

14.

Caffe lattina da 1/2kg. Con n.2 tazze da da collezione

15.

Valigetta con n.2. Lattine da 1/2 kg.

16.

Zucchero in bustine

17.

Zucchero in canna

Trademarks included the following trademarks, tradenames, logos and symbols owned by Cafe Centro for exclusive use in business operations of Sizegenic

EXHIBIT B

TERRITORY

The following geographic area comprises the Territory (as defined in the foregoing Agreement), as of the date of this Agreement and continuing until this Exhibit B is amended in a writing signed by both parties:

1.

Hong Kong;

2.

Macau;

3.

Taiwan;

4.

China

EXHIBIT C

SUPPLIER'S TERMS AND CONDITIONS

1.

Price of the Products to Distributor: ex work

2.

Payment term: TT in advance

3.

Payment method: All payments shall be made in Euros

EXHIBIT D

MINIMUM PRODUCT VOLUMES AND PRICES LIST

For the first year there are no minimum limit of purchasing, the distributor and the producer will meet after one year to discuss of minimum quantity and target for next years.

Initial pricing schedule for Products manufactured for sale and promotion by Café Centro and agree to sell to Sizegenic and valid for a period of not less than one year from the date of the agreement.

SUPPLIER

__/s/ Giovanni Wurzburger________

Signature

Officer Name: Mr. Giovanni Wurzburger

Title: Director/Sales Manager

Date: 25 June 2009

DISTRIBUTOR

_/s/ Cheung Ming________________

Signature

Officer Name: Mr. Cheung Ming

Title: Director/CEO

Date: 25 June 2009